UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2010
ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 4, 2010, Alseres Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 10 (“Amendment No. 10”) to its Manufacturing Agreement with MDS Nordion, Inc., dated as of August 9, 2000 (the “Manufacturing Agreement”).
     Pursuant to Amendment No. 10, the Company and MDS Nordion have agreed to extend the term of the Manufacturing Agreement to the December 31, 2010 or December 31, 2011 after proper notice requesting such extension. Pursuant to Amendment No. 10, pricing for materials provided to the Company by MDS Nordion will be increased by approximately 6% from the prices effective during 2009. The Company is seeking confidential treatment of certain portions of Amendment No. 10.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: January 11, 2010	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer